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                                                                      EXHIBIT 11

                           MORRISON RESTAURANTS INC.

COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT PER-SHARE DATA)
                                             13 Weeks Ended    26 Weeks Ended
                                             ---------------- ----------------
                                             Nov 29,  Nov 30, Nov 29,  Nov 30,
                                              1997     1996     1997     1996
                                             -------  ------- -------   ------

PRIMARY EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE

Average common shares outstanding..........   9,112   9,038    9,097    9,038
Average additional common shares
 issuable on exercise of dilutive
 stock options (computed by use of
 the "treasury stock method", at the
 average market price).....................              35                39
                                            -------  ------  -------   ------
Number of shares used in computation of
 primary earnings per share................   9,112   9,073    9,097    9,077
                                            =======  ======  =======   ======

Net Income (Loss).......................... $(1,776) $  690  $(2,800)  $1,485
                                            =======  ======  =======   ======

Primary earnings (loss) per common and
 common equivalent share................... $ (0.19) $ 0.08  $ (0.31)  $ 0.16
                                            =======  ======  =======   ======

FULLY DILUTED EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE

Average common shares outstanding..........   9,112   9,038    9,097    9,038
Average additional common shares issuable
 on exercise of dilutive stock options
 (computed by use of the "treasury stock
 method", at the higher of period-end
 or average market price)..................              35                42
                                            -------  ------  -------   ------
Number of shares used in computation of
 fully diluted earnings per share..........   9,112   9,073    9,097    9,080
                                            =======  ======  =======   ======

Net Income (Loss).......................... $(1,776) $  690  $(2,800)  $1,485
                                            =======  ======  =======   ======
Fully diluted earnings (loss) per common
  and common equivalent share.............. $ (0.19) $ 0.08  $ (0.31)  $ 0.16
                                            ======== ======  ========  ======